press release

August 4, 2010

Half Year 2010 Earnings
Confirmation of AXA's operating model strength

Disciplined growth

Total revenues: up 1.4% to €49.9 billion
Life & Savings: NBV margin up from 16.0% to 19.1%
Property & Casualty: Current Year loss ratio improved by 1.5 points

Sustainable earnings

Sustainable underlying earnings at €2.1 billion
Adjusted earnings up 29% to €2.3 billion
Net income at €0.9 billion (including €-1.5 billion exceptional loss)

Active capital management & strong balance sheet

€3.3 billion consideration for the announced sale of part of the UK Life operations
Solvency I ratio up 17 pts to 188%

"The sustainability of our underlying earnings and our ability to improve their quality combined with the strong rebound in our adjusted earnings amidst an uncertain economic environment demonstrate once again the solidity of AXA's business model and the benefits from the management actions undertaken", said **Henri de Castries, Chairman and CEO of AXA**

"In the first half of 2010, we implemented active measures to improve margins, with a strong focus on new business growth in some selected areas and new business profitability in others, be it on a country or business line level. Both our new business margin in Life & Savings and our current year profitability in Property & Casualty improved, while revenues from our asset management businesses have increased after two difficult years."

"More customers continue to choose AXA: it is a very positive signal that we can improve our margins with innovative and well-segmented products and services that our clients value. The engagement of our teams and the quality of our distribution partners are instrumental in this performance."

"Through the last months, the active management of our businesses - most notably the recently announced sale of part of our UK life operations - shows our commitment to continue to enhance the capital and growth profile of the Group."

"AXA's performance in the first half of 2010 provides a strong and sustainable basis which, together with an ongoing optimization of our capital allocation and a continued focus on operating efficiency, sharpens our capacity to rebound when the economic outlook improves."

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Contents:

redefining / standards

All comments are on a comparable basis (constant Forex, scope and methodology for activity indicators and constant Forex for earnings).

Revenues

Total Revenues were up 1% to Euro 49,925 million.

Life & Savings revenues were up 1% to Euro 30,881 million.

APE[1] was up 1% to Euro 3,229 million, as strong performances mainly in MedLA and the UK were partly offset by lower sales in the US, France and Japan. High growth markets[2] APE was up 36%.

Net inflows were positive at Euro +6.1 billion (up Euro 0.4 billion vs. 1H09), mainly driven by higher sales.

New Business Value (NBV[3]) was up 21% to Euro 616 million, primarily due to improved business mix mainly benefiting from product redesign in the US and Japan.

As a result, New Business margin was up 3.2 points from 16.0% to 19.1%, with Protection at 39%, Health at 42% and Investment & Savings at 10%.

Property & Casualty revenues were stable at Euro 15,394 million as the 4% growth in individual lines (largely driven by a 3% average price increase), was offset by a 4% decrease in commercial lines where the 2% average price increase was more than compensated notably by lower volumes from more selective underwriting and by a reduced sum insured.

Asset Management revenues were up 10% to Euro 1,670 million, mostly due to higher average assets under management (+7%). Assets under management reached Euro 898 billion, up Euro 53 billion vs. December 31, 2009 levels, benefiting from positive forex impact partly offset by net outflows mainly in institutional clients.

Earnings

Underlying Earnings were down 3% to Euro 2,082 million. Life & Savings was up 6% underpinned by sustained investment margin and higher average unit-linked assets. Property & Casualty was down 9% following a slight increase in combined ratio (up 0.2 pt to 98.1%) and lower investment income. Asset Management was down 15% mainly as a result of non-recurring 1H09 tax benefit.

Adjusted Earnings strongly increased to Euro 2,284 million (+29%), benefiting from both higher realized capital gains and lower impairment charges (notably from equities). 1H10 realized capital gains amounted to Euro 481 million vs. Euro 241 million in 1H09.

Net Income was down 28% to Euro 944 million. Excluding the Euro 1,478 million exceptional provision for loss related to the announced sale of part of the UK Life operations, net income was up 81% to Euro 2,422 billion benefiting from higher adjusted earnings and favourable asset valuation movements.

Balance sheet

Shareholders' equity was Euro 48.6 billion, up Euro 2.4 billion vs. December 31, 2009, benefiting from a Euro 1.2 billion increase in net unrealized capital gains, a positive Euro 2.1 billion from forex movements net of hedging instruments and Euro 0.9 billion net income for the period, partially offset by Euro 1.3 billion 2009 dividend payment and by Euro 0.5 billion increase in pension deficits.

Solvency I ratio was 188%, up 17 points vs. December 31, 2009, notably benefiting from underlying earnings (+9 points) and favorable overall market conditions (+8 points), primarily as a result of lower interest rates.

Debt ratio: interest cover improved to 9.3x in 1H10 vs. 7.9x in FY09. Debt gearing[4] was 29% up 3 points vs. December 31, 2009, of which forex (+3 points) and exceptional provision for loss related to the announced UK transaction (+1 point). Including the expected proceeds from this transaction, debt gearing would be 27%.

Non-GAAP measures such as Underlying Earnings and Adjusted Earnings are reconciled to Net Income on page 7 of this release. AXA's 1H10 financial statements were examined by the Board of Directors on August 3, 2010 and are subject to completion of limited review by AXA's independent auditors.

Notes are on page 12

Revenues : Key figures						
				Change		
Euro million, except when otherwise noted	1H09	1H10	Change on a reported basis	Comp.(a) basis	*Scope & Other*	*FX impact(b)*
Life & Savings revenues	**30,065**	**30,881**	**+2.7%**	**+1.5%**	***+0.1 pt***	***+1.2 pts***
Net inflows (Euro billion)	+5.6	+6.1				
APE[1] (Group share)	3,111	3,229	+3.8%	+0.8%	*+0.7 pt*	*+2.3 pts*
NBV[3] (Group share)	496	616	+24.1%	+20.7%	*+1.4 pts*	*+1.9 pts*
NBV to APE margin (Group share)	16.0%	19.1%	+3.1 pts	+3.2 pts		
Property & Casualty revenues	**14,919**	**15,394**	**+3.2%**	**+0.4%**	***+0.3 pt***	***+2.4 pts***
International Insurance revenues	**1,731**	**1,762**	**+1.8%**	**-0.2%**	***+0.3 pt***	***+1.7 pts***
Asset Management revenues	**1,503**	**1,670**	**+11.1%**	**+10.4%**	***+0.0 pt***	***+0.7 pt***
Net inflows (Euro billion)	-37.7	-24.4				
Total revenues(c)	**48,414**	**49,925**	**+3.1%**	**+1.4%**	***+0.2 pt***	***+1.6 pts***

(a) Change on a comparable basis was calculated at constant FX and scope.
(b) Mainly due to the depreciation of Euro against most currencies.
(c) Including banking revenues up 10% to Euro 218 million in 1H10 (vs. Euro 195 million in 1H09).

Life & Savings

Life & Savings revenues were up 1% to Euro 30,881 million. Italy and Germany experienced positive growth, whereas the US and France decreased.

Net inflows were positive at Euro +6.1 billion, up Euro 0.4 billion vs. 1H09, mainly driven by higher sales.

Net Inflows by country/region		
Euro billion	1H09	1H10
France	+2.2	+1.3
NORCEE(a)	+1.6	+2.9
United States	+0.7	-0.5
United Kingdom(b)	-0.3	-0.7
Asia Pacific(c)	+0.8	+1.1
MedLA(d)	+0.7	+1.9
Total L&S Net Inflows	+5.6	**+6.1**

(a) Northern Central and Eastern Europe: Germany, Belgium, Switzerland, Central & Eastern Europe and Luxembourg
(b) UK net inflows, excluding with-profit funds, stood at Euro -49 million at June 30, 2010.
(c) Asia Pacific: Australia, New Zealand, Hong Kong, Japan and South East Asia
(d) Mediterranean and Latin America Region : Italy, Spain, Portugal, Turkey, Mexico, Greece et Morocco

Disciplined growth

New Business Volume (APE[1]) was up 1% to Euro 3,229 million, with:

(i) strong performance notably in MedLA (mainly Italian joint venture with BMPS in favourable low interest rate and fiscal environment) and the UK; high growth markets sales increased by 36%,

(ii) decrease in France following selective underwriting in individual business and fewer large contracts in Group business,

(iii) lower variable annuity sales in the US reflecting "Accumulator" product redesign in 2009.
Variable annuity sales showed positive momentum in 2Q10, supported by the launch of the new variable annuity "Retirement Cornerstone" product.

Unit-linked share in APE was 39% (down 1 point vs. 1H09 but up 3 points vs. 1Q10 mainly driven by an increase in variable annuity sales in Japan).

Annual Premium Equivalent by country/region

Euro million	1H09	1H10	Change on a reported basis	Change on a comparable basis
United States	576	505	-12%	-13%
France	776	681	-12%	-12%
United Kingdom	493	537	+9%	+6%
NORCEE [(a)]	562	658	+17%	+9%
of which Germany	*218*	*247*	*+13%*	*+7%*
of which Switzerland	*170*	*179*	*+5%*	*+0%*
of which Belgium	*106*	*123*	*+16%*	*+16%*
of which Central & Eastern Europe	*68*	*109*	*+61%*	*+25%*
Asia Pacific	483	524	+9%	+2%
of which Japan	*254*	*222*	*-13%*	*-9%*
of which Australia/ New Zealand	*129*	*153*	*+18%*	*-7%*
of which Hong Kong	*60*	*72*	*+19%*	*+18%*
of which South East Asia & China	*40*	*78*	*+94%*	*+77%*
MedLA	219	322	+47%	+48%
of which Spain	*40*	*41*	*+2%*	*+2%*
of which Italy	*137*	*225*	*+64%*	*+64%*
of which other[(b)]	*41*	*57*	*+36%*	*+39%*
Total Life & Savings APE[1]	**3,111**	**3,229**	**+4%**	**+1%**

(a) Northern Central and Eastern Europe: Germany, Belgium, Switzerland and Central and Eastern Europe. Luxemburg's APE and NBV are not modelled.

(b) Portugal, Greece, Turkey, Mexico and Morocco.

Increase in new business profitability

New Business Value (NBV[3]**)** was up 21% to Euro 616 million, primarily due to improved business mix mainly driven by product redesign in the US and in Japan.

As a result, New Business margin was up from 16.0% to 19.1%.


16.0%
3.5pts
-0.2pt
-0.2pt
0.0pt
19.1%
NBV margin 1H09
Business mix
Unit costs
Market conditions
FX & other
NBV margin 1H10

Note: Actuarial and financial assumptions are not updated on a half year basis, except for interest rates which are hedged for variable annuity products.

Property & Casualty

Property & Casualty revenues were stable at Euro 15,394 million as the 4% growth in individual lines (largely driven by a 3% average price increase), was offset by a 4% decrease in commercial lines where the 2% average price increase was more than compensated notably by lower volumes from more selective underwriting and by a reduced sum insured.

Net new personal contracts amounted to +668k.

Property & Casualty : IFRS revenues by country/region

In Euro million	1H09	1H10	Change on a reported basis	Change on a comp. basis
NORCEE[(a)]	5,394	5,447	+1.0%	-1.5%
of which Germany	*2,206*	*2,177*	*-1.3%*	*-1.8%*
of which Belgium	*1,160*	*1,138*	*-1.9%*	*-1.9%*
of which Switzerland	*1,957*	*2,021*	*+3.3%*	*-1.5%*
MedLA	3,402	3,438	+1.0%	-1.1%
of which Spain	*1,344*	*1,264*	*-5.9%*	*-5.9%*
of which Italy	*712*	*726*	*+2.0%*	*+2.0%*
of which other[(b)]	*1,347*	*1,448*	*+7.5%*	*+2.0%*
France	3,088	3,181	+3.0%	+3.0%
United Kingdom & Ireland	2,048	2,125	+3.7%	+1.3%
Canada	569	702	+23.4%	+5.5%
Asia	417	501	+20.1%	+7.6%
Total P&C revenues	**14,919**	**15,394**	**+3.2%**	**+0.4%**

(a) Northern Central and Eastern Europe: Germany, Belgium, Switzerland, Central and Eastern Europe, Luxembourg and Ukraine
(b) Portugal, Greece, Turkey, Mexico, Gulf region and Morocco.

Personal lines were up 4% mainly benefiting from a 3% average price increase.

Personal Motor revenues (36% of total P&C revenues) were up 4% mainly driven by the UK (+34%) following double digit average price increase and higher volumes as a result of the success of Direct business. France was up 5% mostly driven by tariff increases while Spain was down 7% mainly due to both lower volumes as a result of severe price competition and lower guarantees.

Motor net new contracts amounted to +505k.

Personal Non-Motor revenues (24% of total P&C revenues) increased by 3% driven by France (+5%) largely attributable to price increases in household, and by Italy as AXA MPS household business benefited from the rebound of bank mortgage loan activity. These positive impacts were partially offset by a decrease in Germany (-3%) primarily due to the medical liability segment restructuring with tariff increase and selective underwriting.

Household net new contracts amounted to +163k.

Commercial lines were down 4% as the 2% average price increase was more than offset notably by lower volumes from more selective underwriting and by a reduced sum insured.

Commercial Motor revenues (8% of total P&C revenues) were stable as increase in Mexico (+5%) was more that offset by negative contributions notably from Spain (-23%) reflecting tariff increase despite high competition.

Commercial Non-Motor revenues (31% of total P&C revenues) were down 5% notably due to the UK (-13%) following the exit from certain property accounts in a very competitive environment, Switzerland (-4%) as a result of lower volumes mainly in the competitive health market and Belgium (-5%) as a consequence of selective underwriting in workers compensation.

Asset Management

Asset Management revenues up 10% driven by higher average assets under management

Asset Management revenues were up 10% to Euro 1,670 million, mostly due to higher average assets under management (+7%).

Assets Under Management were up Euro 53 billion versus December 31, 2009 to Euro 898 billion[5] mainly as a result of:

- Net inflows: Euro -25 billion primarily in the institutional clients segment at both AllianceBernstein and AXA IM (mostly from AXA Rosenberg),
- Market impact: Euro +1 billion,
- Forex impact: Euro +78 billion mostly driven by the USD appreciation versus the Euro.

Assets Under Management Roll-forward

In Euro billion	Alliance Bernstein	AXA IM	Total
AUM at FY09	**346**	**499**	**845**
Net inflows	-8	-17	-25
Market appreciation	-20	+21	+1
Scope & other impacts	-	-0	-0
Forex impact	+56	+21	+78
AUM at HY10	**374**	**524**	**898**
Average AUM over the period	**364**	**498**	**862**
Change of average AUM on a reported basis	+12%	+5%	+8%
Change of average AUM on a comparable basis	+12%	+4%	+7%

International Insurance

International Insurance revenues were stable at Euro 1,762 million, with AXA Assistance up 5% mainly due to travel business, compensated by AXA Corporate Solutions Assurance down 1%.

International Insurance IFRS revenues

In Euro million	1H09	1H10	Change on a reported basis	Change on a comparable basis
AXA Corporate Solutions Assurance	1,256	1,271	+1.2%	-0.9%
AXA Assistance	366	392	+7.2%	+5.1%
AXA Global Life & Global P&C[(a)]	57	47	-17.9%	-18.5%
Other International activities	52	52	+0.9%	-1.0%
Total International Insurance	**1,731**	**1,762**	**+1.8%**	**-0.2%**

(a) Formerly AXA Cessions. Gathers both central teams from Life & Savings and Property & Casualty global business lines in addition to existing Group reinsurance operations.

Earnings : Key figures

In Euro million	1H09	1H10	Change	
			Reported	on a comparable basis
Life & Savings	1,232	1,325	+7%	+6%
Property & Casualty	986	923	-6%	-9%
Asset Management	176	150	-15%	-15%
International Insurance	122	144	+18%	+17%
Banking	15	-22	-249%	-245%
Holdings[6]	-415	-438	+5%	+5%
Underlying Earnings[7]	**2,116**	**2,082**	**-2%**	**-3%**
Net realized capital gains	241	481		
Net impairments	-691	-203		
Equity portfolio hedging (intrinsic value)	71	-76		
Adjusted Earnings[7]	**1,736**	**2,284**	**+32%**	**+29%**
Change in fair value	-279	219		
Of which impact from credit spreads & interest rates	*309*	*-44*		
Of which impact from equities & alternative assets	*-370*	*124*		
Of which impact from ABS	*-62*	*97*		
Of which effects related to balance sheet protection items	*-156*	*42*		
including interest rate derivatives	*89*	*155*		
including FX and related derivatives (excluding Forex on impairments)	*45*	*-124*		
Including equity derivatives	*-290*	*11*		
Exceptional and discontinued operations	-10	-1,552		
Other	-123	-7		
Net income	**1,323**	**944**	**-29%**	**-28%**

Earnings per share

In Euro	1H09 restated*	1H10	Reported
Underlying EPS[8]	0.93	0.85	-9%
Adjusted EPS[8]	0.75	0.94	+25%
Net income per share**	0.56	0.35	-37%

Underlying earnings, Adjusted Earnings, NBV and items of the analysis of change in fair value are non-GAAP measures and as such are not audited

* Following AXA's rights issue in 4Q09, the average number of shares has been restated to take into account an adjustment factor of 1.023. In the average number of shares calculation, the adjustment factor has been applied on outstanding shares prior to the date of the capital increase leading to an adjustment on average number of shares of 48.4 million shares as of December 31, 2009 and 48.3 million as of June 30, 2010. As of June 30, 2010, total net outstanding number of shares was 2,263 million and average fully diluted number of shares was 2,271 million.

** Revised net income per share takes into account interest payments related to perpetual debts classified in equity, excluding Forex impacts. Previously disclosed fully diluted net income per share included Forex adjustments and amounted to €0.50 in 1H09.

Underlying Earnings

Underlying Earnings were down 3% to Euro 2,082 million as the positive performance in Life & Savings (up 6%), was more than offset by lower contribution from Property & Casualty (-9%) and Asset Management (-15%).

Life & Savings Underlying Earnings were up 6%[9] to Euro 1,325 million.

Sustained investment margin and higher fees and revenues

Margin on revenues was up 4% to Euro 2,372 million primarily driven by higher margins (+3%) mainly resulting from an improved business mix.

Margin on assets was up 20%[9] to Euro 2,714 million:

- Unit-linked management fees were up 20%[9] to Euro 1,052 million, mainly driven by higher average reserves (+18%) following improved market conditions compared to last year.
- General Account investment margin was up 21%[9] to Euro 1,280 million, as a result of higher average asset base as well as lower policyholders' participation partly offset by a slight decrease in investment yields.
- Other fees were up 15%[9] to Euro 382 million as a result of higher mutual funds assets under management.

Technical margin was down 54%[9] or Euro 589 million to Euro 527 million, mainly impacted by (i) Euro 331 million lower Variable Annuities hedging margin, mostly in the US, principally due to the non repeat of 1H09 interest rate hedging gains as well as unfavourable credit spreads evolution and lower but still high volatility costs, (ii) Euro 165 million from the non repeat of 1H09 one-off gain in the UK as a result of internal restructuring of an annuity portfolio and (iii) Euro 73 million in Japan mainly from the non repeat of 1H09 high level of surrenders.

Expenses, net of DAC/DOC were down 6%[9] to Euro 3,566 million, with acquisition expenses down 12% mainly due to lower DAC amortization notably reflecting a lower technical margin in the US, while administrative expenses were stable.

Expenses gross of DAC/DOC as a percentage of reserves decreased by 0.1 pt to 1.6%.

VBI amortization was up 6%[9] to Euro 147 million, driven by the US and Hong Kong, partly offset by France and the UK.

Tax and minority interests were up 10%[9] to Euro 586 million mainly driven by higher pre-tax underlying earnings.

Property & Casualty Underlying Earnings were down 9% to Euro 923 million with a combined ratio up 0.2 pt to 98.1%.

Property & Casualty : Combined ratio by country/region

In %	1H09	1H10	Change on a comparable basis
NORCEE[(a)]	96.8	97.3	+0.6 pt
of which Belgium	*99.0*	*98.5*	*-0.5 pt*
of which Switzerland	*93.9*	*88.7*	*-5.1 pts*
of which Germany	*97.0*	*101.3*	*+4.2 pts*
France	99.4	99.1	-0.3 pt
MedLA[(b)]	97.3	97.9	+0.5 pt
UK & Ireland	100.3	101.1	+0.7 pt
Rest of the world	96.4	94.1	-1.8 pts
Total P&C	**98.0**	**98.1**	**+0.2 pt**

(a) Northern Central and Eastern Europe: Germany, Belgium, Switzerland, Central and Eastern Europe, Luxembourg and Ukraine

(b) Mediterranean and Latin American Region: Italy, Spain, Portugal, Turkey, Mexico, Gulf region, Greece and Morocco.

Improved current year loss ratio following price increases

Loss ratio increased by 0.2 point to 70.4% as a result of:

- -1.5 pts in current year loss ratio of which
  - -1.4 pts in current year loss ratio excluding natural events, with -1.8 pts improvement from the 2.4% price increase (net earned basis), partly offset by increase in frequency and severity,
  - -0.1 pt from natural events (in particular Xynthia storm impact in 1H10 slightly lower than Klaus storm impact in 1H09),
- +1.7 pts from lower prior year reserve developments

Reserving ratio[10] stood at 197%, fairly stable versus last year.


Reserving ratio10
198%
197%
1H09
1H10

Expense ratio remained flat at 27.7% with acquisition expense ratio down 0.4 point, while administrative expense ratio was up 0.4 point mainly due to non recurring items.

Investment Income[11] was down 6% to Euro 1,059 million, reflecting a decrease in investment yields mainly in France, MedLA and the UK.

Tax and minority interests were flat at Euro 386 million.

Improved operating performance in Asset Management

Asset Management Underlying Earnings were down 15% to Euro 150 million mainly as a result of the non repeat of Euro 65 million positive tax one-off in 1H09, partly offset by higher average assets under management. Excluding the tax one-off, underlying earnings increased by 22%.

AllianceBernstein Underlying Earnings were down 25% to Euro 71 million as the increase in revenues (+15%) was more than offset by the non recurrence of the 1H09 tax benefit.

AXA Investment Managers Underlying Earnings were down 4% to Euro 78 million as higher revenues (+4%) were more than compensated by lower carried interest and higher expenses.

International Insurance Underlying Earnings were up 17% to Euro 144 million mainly due to AXA Corporate Solutions Assurance's performance.

Banking Underlying Earnings were Euro -22 million (vs. Euro 15 million in 1H09).

Holdings Underlying Earnings decreased by Euro 21 million on a comparable basis to Euro -438 million, as €64 million net provision related to potential losses arising from AXA Rosenberg coding error was partly offset by lower net financial charges.

Adjusted Earnings

Higher realized gains and lower impairments

Adjusted Earnings were up 29% to Euro 2,284 million benefiting from higher realized capital gains and lower impairment charges (notably from equities).

1H10 realized capital gains amounted to Euro 481 million vs. Euro 241 million in 1H09. Impairments amounted to Euro 203 million (of which Euro 137 million on equities and Euro 44 million on fixed income assets) vs. Euro 691 million in 1H09.

Net Income

Net income reduced by the announced disposal of part of the UK Life operations

Net Income was down 28% to Euro 944 million. Excluding the Euro 1,478 million exceptional provision for loss related to the announced sale of part of the UK Life operations, net income was up 81% to Euro 2,422 billion benefiting from higher adjusted earnings and favourable asset valuation movements.

1H10 change in fair value amounted to Euro 219 million mainly as a result of:

(i) Euro -44 million impact from credit spreads and interest rates

(ii) Euro +124 million impact from mark to market of equity & alternative assets, mainly Private Equity

(iii) Euro +97 million impact from mark-to-market of ABS

Other items amounted to Euro -1,552 million, of which Euro -1,478 million exceptional provision for loss related to the announced disposal of part of the UK Life operations.

Shareholders' Equity & Solvency

Shareholders' equity was Euro 48.6 billion, up Euro 2.4 billion vs. December 31, 2009, benefiting from a Euro 1.2 billion increase in net unrealized capital gains, a positive Euro 2.1 billion forex impact net of hedging instruments and Euro 0.9 billion net income for the period, partly offset by Euro 1.3 billion 2009 dividend payment and by an increase of Euro 0.5 billion in pension deficits.

Net unrealized gains on real estate & loans (not included in shareholders' equity) increased by Euro 0.3 billion to Euro 2.9 billion as of June 30, 2010.

Solvency I ratio up 17 points to 188%

Solvency I ratio was 188%, up 17 points vs. December 31, 2009, notably benefiting from underlying earnings (+9 points) and favorable market conditions overall (+8 points), primarily as a result of lower interest rates.

Indicative sensitivities to market movements are: -4 points to -10% in equity markets, -3 points to -10% in real estate markets, -1 point to -10% in private equity market value.
On fixed income assets, sensitivities to market evolutions are: -5 points to 10 bps increase in interest rates, -2 points to 10 bps increase in corporate spreads.

Financial structure

AXA's net financial debt was up Euro 2.6 billion to Euro 16.1 billion. This was explained by increases of Euro 1.8 billion in subordinated debt, Euro 0.5 billion in deeply subordinated debt following forex movements, and Euro 0.4 billion in senior debt net of cash as a result of payments related to unwind of balance sheet forex hedging instruments.

The increase in subordinated debt was driven by the April issuance of Euro 1.3 billion subordinated debt instrument (5.25%) in anticipation of the refinancing of upcoming calls, as well as forex movements.

Improved interest cover at 9x

Interest coverage ratio was 9.3x (vs. 7.9x in FY09) mainly benefiting from improved adjusted earnings.

Debt gearing was up 3 points to 29% negatively impacted by forex (+3 points) and the provision for loss on the announced UK transaction (+1 point). Including the expected proceeds from this transaction, debt gearing would be 27%.

Invested assets

AXA's invested assets amounted to Euro 581 billion including Euro 446 billion in the General Account, invested in a diversified portfolio mainly comprised of fixed income investments (81%), real estate (4%), cash (6%) and listed equities (4%).

General Account asset movements included:

(i) Positive net inflows: mainly invested in government bonds and corporate bonds,

(ii) Positive market impact: mainly on fixed income assets which benefited from interest rates decrease,

(iii) Positive forex impact: Euro depreciation mainly against USD, JPY and CHF,

(iv) Negative scope effect: Euro 7 billion assets reclassified in held for sale following the announced disposal of part of the UK life and savings operations.

Notes

[1] Annual Premium Equivalent (APE) represents 100% of new business regular premiums + 10% of new business single premiums. APE is Group share.
[2] High growth markets: Central & Eastern Europe, Hong Kong, South East Asia & China, Turkey, Mexico, Gulf region and Morocco.
[3] New Business Value is Group share.
[4] (net financing debt + perpetual subordinated debt) / (shareholders' equity, excluding fair value recorded in shareholders' equity + net financing debt)
[5] The difference with Euro 1,015 billion of total assets under management corresponds to assets directly managed by AXA insurance companies
[6] And Other Companies
[7] Underlying earnings are Adjusted earnings, excluding net capital gains attributable to shareholders. Adjusted earnings represent Net income before the impact of exceptional operations, goodwill and related intangibles amortization/impairments, and profit or loss on financial assets (classified under the fair value option) and derivatives. Life & Savings NBV and APE, adjusted and underlying earnings are non-GAAP measures and as such are not audited, may not be comparable to similarly titled measures reported by other companies, and should be read together with our GAAP measure. Management uses these non-GAAP measures as key indicators of performance in assessing AXA's various businesses and believes that the presentation of these measures provide useful and important information to shareholders and investors as measures of AXA's financial performance.
[8] Net of interest charges on perpetual subordinated notes (TSDI) and perpetual deeply subordinated notes (TSS).
[9] On a pro-forma basis, i.e. restated from the scope, the Forex and adjusted for reclassifications between margins.
[10] Net technical reserves / Net earned premiums
[11] Net of financial charges

About AXA

AXA Group is a worldwide leader in Financial Protection. AXA's operations are diverse geographically, with major operations in Europe, North America and the Asia/Pacific area. For full year 2009, IFRS revenues amounted to Euro 90.1 billion and IFRS underlying earnings to Euro 3.9 billion. AXA had Euro 1,015 billion in assets under management as of December 31, 2009.
The AXA ordinary share is listed on compartment A of Euronext Paris under the ticker symbol CS (ISIN FR0000120628 – Bloomberg: CS FP – Reuters: AXAF.PA). AXA's American Depositary Share is also quoted on the OTC QX platform under the ticker symbol AXAHY.

This press release is available on the AXA Group website: www.axa.com

AXA Investor Relations:

Mattieu Rouot : +33.1.40.75.46.85
Gilbert Chahine: +33.1.40.75.56.07
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Sylvie Gleises: +33.1.40.75.49.05
Thomas Hude: +33.1.40.75.97.24
George Guerrero: +1.212.314.28.68

AXA Media Relations:

Emmanuel Touzeau: +33.1.40.75.46.74
Armelle Vercken: +33.1.40.75.46.42
Sara Gori: +33.1.40.75.58.06

AXA Individual shareholders Relations: +33.1.40.75.48.43

IMPORTANT LEGAL INFORMATION AND CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predictions of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Please refer to the section "Cautionary statements" in page 2 of AXA's Document de Référence for the year ended December 31, 2009, for a description of certain important factors, risks and uncertainties that may affect AXA's business. AXA undertakes no obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or circumstances or otherwise.

AXA Group IFRS revenues – contributions & growth by segment and country/region

In Euro million	1H09 IFRS	1H10 IFRS	IFRS revenues change Reported	IFRS revenues change Comp. basis
United States	5,584	4,713	-15.6%	-16.0%
France	8,024	7,326	-8.7%	-8.7%
NORCEE	7,762	8,738	+12.6%	+10.2%
of which Germany	*3,055*	*3,482*	*+14.0%*	*+14.0%*
of which Switzerland	*3,395*	*3,639*	*+7.2%*	*+2.2%*
of which Belgium	*1,047*	*1,337*	*+27.7%*	*+27.7%*
of which Central & Eastern Europe	*228*	*237*	*+4.2%*	*-2.4%*
United Kingdom	1,292	1,398	+8.2%	+2.7%
Asia Pacific	4,398	4,403	+0.1%	-1.7%
of which Japan	*2,909*	*2,816*	*-3.2%*	*+0.5%*
of which Australia/New-Zealand	*813*	*811*	*-0.2%*	*-21.1%*
of which Hong Kong	*607*	*665*	*+9.6%*	*+9.3%*
of which South East Asia	*70*	*111*	*+59.1%*	*+40.5%*
MedLA	2,949	4,234	+43.6%	+43.7%
of which Spain	*332*	*390*	*+17.6%*	*+17.6%*
of which Italy	*2,296*	*3,498*	*+52.4%*	*+52.4%*
of which other[(a)]	*321*	*346*	*+7.7%*	*+7.2%*
Canada	56	69	+23.0%	+5.1%
Life & Savings	**30,065**	**30,881**	**+2.7%**	**+1.5%**
NORCEE	5,394	5,447	+1.0%	-1.5%
of which Germany	*2,206*	*2,177*	*-1.3%*	*-1.8%*
of which Belgium	*1,160*	*1,138*	*-1.9%*	*-1.9%*
of which Switzerland	*1,957*	*2,021*	*+3.3%*	*-1.5%*
France	3,088	3,181	+3.0%	+3.0%
Mediterranean Region	3,402	3,438	+1.0%	-1.1%
of which Spain	*1,344*	*1,264*	*-5.9%*	*-5.9%*
of which Italy	*712*	*726*	*+2.0%*	*+2.0%*
of which other[(b)]	*1,347*	*1,448*	*+7.5%*	*+2.0%*
United Kingdom & Ireland	2,048	2,125	+3.7%	+1.3%
Canada	569	702	+23.4%	+5.5%
Asia	417	501	+20.1%	+7.6%
Property & Casualty	**14,919**	**15,394**	**+3.2%**	**+0.4%**
AXA Corporate Solutions Assurance	1,256	1,271	+1.2%	-0.9%
Others	475	492	+3.5%	+1.5%
International Insurance	**1,731**	**1,762**	**+1.8%**	**-0.2%**
AllianceBernstein	924	1,065	+15.2%	+14.6%
AXA Investment Managers	579	605	+4.6%	+3.9%
Asset Management	**1,503**	**1,670**	**+11.1%**	**+10.4%**
Banking	**195**	**218**	**+11.5%**	**+10.5%**
Total	**48,414**	**49,925**	**+3.1%**	**+1.4%**

(a) Portugal, Greece, Turkey, Mexico and Morocco.

(b) Portugal, Greece, Turkey, Mexico, Gulf region and Morocco.

APPENDIX 2: Life & Savings – Breakdown of APE between unit-linked non unit-linked and mutual funds

Breakdown of APE – main countries, regions and modelled businesses

Group share in Euro million	1H10 APE UL	1H10 APE Non-UL	1H10 APE Mutual Funds	% UL in APE (excl. mutual funds) 1H09	% UL in APE (excl. mutual funds) 1H10	UL change on comparable basis
France	77	604		11%	11%	-11%
United States	223	101	181	78%	69%	-38%
United Kingdom	430	55	52	88%	89%	-3%
NORCEE						
Germany	68	179		30%	28%	+5%
Switzerland	14	164	0	9%	8%	-6%
Belgium	10	112		5%	8%	+78%
Central & Eastern Europe	73	13	24	77%	85%	+44%
ASIA PACIFIC						
Japan	73	149		25%	33%	+22%
Australia/New-Zealand	15	23	115	39%	40%	-35%
Hong Kong	25	46	0	35%	35%	+18%
South East Asia & China	41	37		53%	52%	+83%
MedLA	51	267	4	17%	16%	+36%
Spain	7	31	3	1%	18%	+1 169%
Italy	41	182	1	26%	18%	+18%
Other[(a)]	3	54		4%	5%	+51%
Total	**1,102**	**1,752**	**375**	**40%**	**39%**	**-8%**

(a) Portugal, Greece, Turkey, Mexico and Morocco.

APPENDIX 3: AXA Group IFRS Revenues in local currency – Discrete quarters /

(In million local currency except Japan in billion)	1Q09	2Q09	3Q09	4Q09	1Q10	2Q10
Life & Savings						
United States	4,197	3,257	2,670	2,962	3,084	3,174
France	4,012	4,012	3,623	4,694	3,824	3,502
NORCEE						
of which Germany	*1,516*	*1,540*	*1,829*	*1,810*	*1,696*	*1,786*
of which Switzerland	*4,188*	*922*	*749*	*838*	*4,325*	*899*
of which Belgium	*534*	*514*	*603*	*865*	*731*	*605*
of which Central & Eastern Europe	*115*	*113*	*116*	*124*	*119*	*118*
United Kingdom	556	599	620	705	605	612
Asia Pacific						
of which Japan	*174*	*188*	*167*	*176*	*154*	*210*
of which Australia/New-Zealand	*918*	*607*	*586*	*606*	*559*	*646*
of which Hong Kong	*3,178*	*3,099*	*3,317*	*3,407*	*3,368*	*3,493*
MedLA	1,417	1,532	1,471	2,053	2,355	1,879
Property & Casualty						
NORCEE						
of which Germany	*1,619*	*587*	*699*	*596*	*1,584*	*593*
of which Switzerland	*2,686*	*260*	*162*	*144*	*2,645*	*256*
of which Belgium	*648*	*513*	*491*	*479*	*634*	*504*
France	1,864	1,224	1,346	1,250	1,902	1,279
MedLA	1,725	1,678	1,403	1,891	1,745	1,693
United Kingdom & Ireland	881	952	891	757	872	978
Asia	212	205	206	191	243	258
Canada	385	530	484	452	404	560
International Insurance						
AXA Corporate Solutions Assurance	900	355	343	332	933	338
Other international activities	279	196	234	221	279	212
Asset Management						
AllianceBernstein	610	624	667	731	701	712
AXA Investment Managers	295	284	284	325	302	303
Banking & Holdings	78	89	91	80	90	97

APPENDIX 4: 1H10 Property & Casualty revenues contribution & growth by business line

Property & Casualty revenues – contribution & growth by business line

in %	Personal Motor		Personal Non-Motor		Commercial Motor		Commercial Non-Motor	
	% Gross revenues	Change on comp. basis	% Gross revenues	Change on comp. basis	% Gross revenues	Change on comp. basis	% Gross revenues	Change on comp. basis
France	33%	+5%	28%	+5%	8%	+2%	31%	-1%
United Kingdom (a)	24%	+34%	35%	+3%	7%	+4%	35%	-13%
NORCEE	34%	+0%	22%	-1%	7%	+1%	35%	-3%
Of which Germany	*32%*	*-1%*	*33%*	*-3%*	*7%*	*+2%*	*23%*	*-1%*
Of which Belgium	*30%*	*+2%*	*20%*	*+2%*	*13%*	*-1%*	*39%*	*-5%*
Of which Switzerland	*39%*	*+0%*	*12%*	*+3%*	*4%*	*+1%*	*45%*	*-4%*
MedLA	43%	-1%	21%	+8%	10%	-4%	25%	-6%
Of which Spain	*49%*	*-7%*	*25%*	*+4%*	*7%*	*-23%*	*19%*	*-8%*
Of which Italy	*59%*	*-1%*	*30%*	*+12%*	*1%*	*-14%*	*11%*	*-2%*
Of which other (b)	*31%*	*+9%*	*13%*	*+9%*	*18%*	*+6%*	*39%*	*-6%*
Canada	38%	+4%	19%	+9%	7%	+9%	37%	+4%
Asia	72%	+5%	8%	+20%	5%	+25%	17%	+1%
Total	**36%**	**+4%**	**24%**	**+3%**	**8%**	**0%**	**31%**	**-5%**

(a) Including Ireland.
(b) Portugal, Greece, Turkey, Mexico, Gulf region and Morocco.

APPENDIX 5: 1H10 Property & Casualty price increases /

Property & Casualty price increases by country and business line		
In %	Personal	Commercial
France	+3.4%	+3.9%
Germany	+0.5%	-0.6%
United Kingdom & Ireland	+8.6%	+2.7%
Switzerland	-0.6%	-1.3%
Belgium	+1.6%	+0.2%
Canada	+5.4%	+2.1%
MedLA	+3.5%	+2.4%
Total	**+3.0%**	**+1.6%**

APPENDIX 6: Life & Savings New Business Volume (APE), Value (NBV) and NBV to APE margin

APE, NBV & NBV margin - main countries, regions and modelled businesses

in Euro million	1H09 APE	1H10 APE	Change on a comparable basis	1H09 NBV	1H10 NBV	Change on a comparable basis	1H10 NBV/APE margin	Change on a comparable basis
United States	576	505	-12.8%	6	62	+894.3%	12.2%	+11.2 pts
France	776	681	-12.3%	67	66	-0.2%	9.7%	+1.2 pt
United Kingdom	493	537	+5.9%	49	56	+9.9%	10.4%	+0.4 pt
NORCEE	**562**	**658**	**+9.1%**	**118**	**133**	**+3.3%**	**20.2%**	**-1.1 pts**
Germany	218	247	+7.1%	35	32	-14.8%	13.1%	-3.4 pts
Switzerland	170	179	+0.3%	57	59	-1.6%	32.9%	-0.6 pt
Belgium	106	123	+15.5%	14	17	+20.1%	13.5%	+0.5 pt
Central & Eastern Europe	68	109	+25.2%	13	25	+51.3%	22.7%	+3.9 pts
ASIA PACIFIC	**483**	**524**	**+1.8%**	**223**	**248**	**+9.5%**	**47.2%**	**+3.5 pts**
Japan	254	222	-9.2%	148	146	+2.2%	65.8%	+7.3 pts
Australia/New-Zealand	129	153	-7.4%	17	20	-8.4%	13.0%	-0.1 pt
Hong Kong	60	72	+18.2%	38	49	+26.4%	67.8%	+4.4 pts
South East Asia & China	40	78	+77.2%	20	33	+46.7%	42.6%	-8.7 pts
MedLA	**219**	**322**	**+47.9%**	**33**	**52**	**+57.8%**	**16.0%**	**+1.0 pt**
Spain	40	41	+1.8%	5	8	+54.8%	18.3%	+6.3 pts
Italy	137	225	+64.0%	21	35	+67.5%	15.6%	+0.3 pt
Other	41	57	+38.6%	7	9	+30.1%	16.0%	-0.5 pt
TOTAL	**3,111**	**3,229**	**+0.8%**	**496**	**616**	**+20.7%**	**19.1%**	**+3.2 pts**

APPENDIX 7: Earnings summary after taxes and minority interests /

Consolidated Earnings (in Euro million)	**Net Income Group Share**		Integration costs		Goodwill and related intangibles		Exceptional and discontinued operations		Profit or loss (including change) on financial assets (under Fair Value option) & derivatives		**Adjusted Earnings**		Net realized capital gains attributable to shareholders		**Underlying Earnings**		Underlying Earnings	
	1H09	1H10	1H09	1H10	1H09	1H10	1H09	1H10	1H09	1H10	1H09	1H10	1H09	1H10	1H09	1H10	Change	Change at constant FX
Life & Savings	364	66	(6)	-	(10)	(11)	(27)	(1,547)	(646)	291	1,054	1,333	(178)	8	1,232	1,325	+7%	+6%
France	213	255	-	-	-	-			(10)	(34)	223	288	(42)	(56)	264	345	+30%	+30%
United States	(131)	336	-	-	(1)	(1)			(418)	132	287	204	16	(25)	271	229	-15%	-16%
United Kingdom	(43)	(1,327)	(1)	-	(6)	(7)	(2)	(1,478)	(122)	50	88	108	(45)	(11)	133	119	-11%	-13%
Japan	7	214	(2)	-	-	-			(170)	36	178	178	10	28	168	150	-11%	-7%
Germany	(30)	120	(2)	-	-	-	(7)		6	27	(26)	93	(58)	(3)	29	96	+225%	+225%
Switzerland	46	184	-	-	(3)	(3)	(3)	(5)	(17)	46	68	146	(15)	28	84	117	+40%	+34%
Belgium	213	130	(2)	-	-	-		(4)	100	41	115	93	(9)	13	124	80	-35%	-35%
Mediterranean Region	59	85	-	-	-	(0)			6	(3)	53	88	(10)	21	64	67	+5%	+4%
Other countries	30	70	-	-	(1)	(1)	(15)	(59)	(23)	(5)	69	135	(25)	13	95	122	+28%	+18%
of which Australia/New Zealand	(23)	34	-	-	-	-	(2)		(16)	(5)	(5)	39	(18)	(4)	13	43	+225%	+157%
of which Hong Kong	62	92	-	-	-	-			(9)	(0)	71	93	(5)	13	76	79	+4%	+4%
Property & Casualty	722	1,072	(18)	-	(32)	(32)	12	5	(15)	(31)	775	1,130	(210)	207	986	923	-6%	-9%
France	168	260	-	-	-	-			(27)	(23)	195	284	(35)	71	230	212	-8%	-8%
United Kingdom & Ireland	5	75	-	-	(3)	(2)			1	(13)	6	91	(80)	19	87	72	-17%	-18%
Germany	127	148	(10)	-	-	-	12		(18)	29	143	119	(23)	8	166	111	-33%	-33%
Belgium	92	79	(5)	-	(1)	(1)		(2)	21	2	77	80	(16)	5	93	75	-20%	-20%
MedLA	170	227	(3)	-	(12)	(12)		(1)	5	(8)	179	248	(38)	68	217	180	-17%	-18%
Switzerland	90	186	-	-	(12)	(13)	(1)	8	(1)	(15)	104	206	(19)	25	123	180	+47%	+40%
Other countries	71	95	-	-	(4)	(4)			4	(3)	71	102	1	10	70	92	+31%	+14%
International Insurance	117	161	-	-	-	-		3	(10)	14	127	144	5	-	122	144	+18%	+17%
AXA Corporate Solutions Assurance	46	92	-	-	-	-			(10)	11	56	82	9	(2)	48	84	+76%	+75%
Other	71	69	-	-	-	-		3	-	3	71	63	(4)	2	75	61	-19%	-20%
Asset Management	187	122	-	-	-	-	(5)	2	16	(25)	176	145	-	(5)	176	150	-15%	-15%
AllianceBernstein	95	66	-	-	-	-	(5)	2	5	(7)	95	71	-	-	95	71	-25%	-25%
AXA Investment Managers	92	56	-	-	-	-			11	(18)	81	74	-	(5)	81	78	-3%	-4%
Banking	(3)	(20)	(1)	-	-	-			(10)	2	8	(22)	(7)	1	15	(22)	-249%	-245%
Holdings & other	(63)	(458)	-	-	-	-	10	(15)	331	3	(404)	(447)	11	(9)	(415)	(438)	+5%	+5%
TOTAL	1,323	944	(26)	-	(42)	(43)	(10)	(1,552)	(335)	255	1,736	2,284	(379)	202	2,116	2,082	-2%	-3%

APPENDIX 8: AXA Group simplified Balance Sheet /

AXA Group Assets		
In Euro billion	FY09	1H10 (preliminary)
Goodwill	16.5	17.5
VBI	3.6	3.4
DAC & equivalent	18.8	19.9
Other intangibles	3.1	3.2
Investments	572.4	557.3
Other assets & receivables	74.3	153.0
Cash & cash equivalents	19.6	23.8
TOTAL ASSETS	**708.3**	**778.1**

AXA Group liabilities		
In Euro billion	FY09	1H10 (preliminary)
Shareholders' Equity, Group share	46.2	48.6
Minority interests	3.7	4.2
SH EQUITY & MINORITY INTERESTS	**49.9**	**52.8**
Technical reserves	545.3	533.4
Provisions for risks & charges	9.5	10.9
Financing debt	10.2	12.0
Other payables & liabilities	93.3	168.9
TOTAL LIABILITIES	**708.3**	**778.1**

APPENDIX 9: 1H10 Main Press Releases /

03/16/2010 AXA announces filing to voluntarily delist from the NYSE

03/30/2010 AXA reached an agreement with NAB and AXA APH

04/19/2010 AXA's comments on the latest developments on the proposed AXA Asia Pacific Holdings' transaction

04/29/2010 AXA shareholders approve AXA's change in governance Dual board structure replaced by a Board of Directors

05/06/2010 1Q 2010 Activity Indicators

06/01/2010 Update on the AXA APH transaction

06/14/2010 AXA confirmed it is in discussion to dispose part of its UK Life & Savings operations

06/24/2010 AXA reached an agreement with Resolution Ltd to dispose part of its UK life & savings operations

07/16/2010 Extension of AXA APH proposal

Please refer to the following web site address for further details:
http://www.axa.com/en/press/pr/

APPENDIX 10: 1H10 operations on AXA shareholders' equity and debt /

Shareholders' Equity

No significant operation.

Debt

Successful placement of EUR 1.3 billion of 30 year-maturity subordinated debt (30NC10), first callable on April 16, 2020 and maturing on April 16, 2040, to investors in the Euro institutional market.